UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

CAMCO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, Ohio 43725

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (740) 435-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 9, 2013, Camco Financial Corporation (“Camco”) and Huntington Bancshares Incorporated (“Huntington”) entered into an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which Camco will merge into Huntington. Immediately following the merger of Camco into Huntington, Advantage Bank, an Ohio bank wholly-owned by Camco, will be merged into The Huntington National Bank, a national bank wholly-owned by Huntington, with The Huntington National Bank as the surviving institution.

Under the terms of the Merger Agreement, Camco shareholders will be entitled to receive for each share of Camco common stock either 0.7264 shares of Huntington common stock or $6.00 in cash for each share of Camco common stock, subject to proration provisions specified in the Merger Agreement that provide for targeted aggregate split of total consideration of 80% common stock and 20% cash.

The transaction is expected to close in the first half of 2014, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of Camco shareholders.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirely by reference to the full text of the Merger Agreement, which is filed as Exhibit 2 hereto and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about Camco, Huntington or their respective subsidiaries and affiliates. The covenants, representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and, in the case of representations and warranties, as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by or subject to certain disclosures and exceptions not reflected in the Merger Agreement and generally were for the benefit of the parties to that agreement. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Camco, Huntington or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Camco or Huntington.

On October 10, 2013, Camco and Huntington issued a joint press release announcing the execution of the Merger Agreement, and that press release is attached hereto as Exhibit 99.

Additional Information for Shareholders

Camco and Huntington and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Camco in connection with the proposed merger. Information about the directors and executive officers of Camco is set forth in the proxy statement for Camco’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 19, 2013. Information about the directors and executive officers of Huntington is set forth in the proxy statement for Huntington’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 7, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Camco and Huntington, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Camco by accessing Camco’s website at https://www.advantagebankonline.com under the tab “Investor Relations” and then under the heading “SEC Filings”, or from Camco Investor Relations at 740-435-2020, and from Huntington at www.Huntington.com under the tab “Investor Relations” and then under the heading “Publications and Filings”, or from Huntington Investor Relations at 800-576-5007.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

2	Agreement and Plan of Merger, dated October 9, 2013

99	Joint Press Release regarding Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMCO FINANCIAL CORPORATION

By:	/s/ James E. Huston
James E. Huston
Chief Executive Officer

Date: October 11, 2013